Exhibit 23.3

Consent of Ryder Scott Company, L.P.

We consent to incorporation by reference in this Registration Statement on Form S-8 of our report dated January 26, 2017, which appears in Unit Corporation’s Annual Report on Form 10‑K for the year ended December 31, 2016.

/s/ Ryder Scott Company, L.P.

Houston, Texas
June 8, 2017